UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 22, 2012 (August 17, 2012)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On August 17, 2012, BBD1 Holdings LLC (the “Buyer”), a joint venture between GKK BBD1 Owner LLC (“GKK Member”), a Delaware limited liability company and a wholly-owned subsidiary of Gramercy Capital Corp. (the “Company”), and FYF Net Lease LLC, a Delaware limited liability company and an affiliate of Garrison Investment Group (“FYF” and, collectively with the GKK Member, the “Members” and each a “Member”), entered into an Agreement for Sale of Membership Interests (the “Purchase Agreement”) with KBS Acquisition Sub-Owner 2, LLC (“KBS Seller”), a Delaware limited liability company and a wholly-owned subsidiary of KBS Real Estate Investment Trust (“KBS REIT”).

Pursuant to the terms of the Purchase Agreement, Buyer agreed to purchase and acquire 100% of the membership interests (the “Membership Interests”) of three entities previously owned by the Company that are now owned by KBS Seller: First States Investors 5000A, LLC (“Property Owner”), GKK Independence Square Lot LLC (“Parking Lot Owner”) and AFR Defeasance Pool 1, LLC (“Defeasance Collateral Owner”), each a Delaware limited liability company. Property Owner owns 115 office buildings located in 16 states throughout the United States (the “Real Property”). Parking Loan Owner owns a parking lot adjacent to and serving a Real Property located in Independence Square, Missouri. Defeasance Collateral Owner owns U.S Treasury securities acquired and pledged in connection with a prior partial defeasance of certain indebtedness formerly secured by the Real Property and certain other properties (the “Existing Mortgage Debt”). As previously disclosed by the Company, beneficial ownership of the Membership Interests, together with beneficial ownership of substantially all of the other entities comprising the Company’s Gramercy Realty division, were transferred to affiliates of KBS REIT pursuant to a collateral transfer and settlement agreement (the “Settlement Agreement”), dated as of September 1, 2011, by and among GKK Stars Acquisition LLC, KBS Acquisition Sub, LLC (“KBSAS”), KBS GKK Participation Holdings I, LLC, KBS GKK Participation Holdings II, LLC, KBS Debt Holdings Mezz Holder, LLC and KBS Acquisition Holdings, LLC.

The Real Property totals approximately 5.6 million square feet of which approximately 4.5 million square feet, or approximately 81%, is leased to Bank of America, N.A. for a term ending in June 2023, and approximately 390,000 square feet, or approximately 7%, is leased to third party tenants.

The purchase price for the Membership Interests, subject to prorations and other adjustments, is $485.0 million, $470.0 million of which is payable in cash and $15.0 million of which is payable by the issuance at closing of 6.0 million shares of one or more classes of the Company’s common stock (“GKK Stock”). At closing, the cash portion of the purchase price shall be reduced by (i) the unpaid principal balance of the Mezzanine Loan (as defined below) and all accrued and unpaid interest and any and all other amounts due and owing with respect to the Mezzanine Loan as of the closing date and (ii) in the event Buyer elects to assume the Existing Mortgage Debt, $12.5 million plus the undefeased principal balance of the Existing Mortgage Debt and all accrued and unpaid interest and any and all other amounts due and owing with respect to the Existing Mortgage Debt as of the closing date. Buyer shall cause the Mezzanine Lender (as defined below) to assign its interests in the Mezzanine Loan to KBS Seller at closing.

Buyer’s obligations under the Purchase Agreement are subject to satisfaction or waiver of customary closing conditions. Additionally, Buyer may terminate the Purchase Agreement by written notice to KBS Seller at any time on or before October 30, 2012 if Buyer in good faith determines that, after using its commercially reasonably efforts to obtain acquisition financing, it cannot obtain such financing on terms satisfactory to Buyer (“Buyer’s Financing Contingency”).

Buyer has the right to either assume or defease the Existing Mortgage Debt. If Buyer elects the latter option, KBS Seller shall pay the cost of purchasing the collateral required to defease the Existing Mortgage Debt, not to exceed $15.0 million, plus 50% of all other costs, expenses and fees required to defease the Existing Mortgage Debt. KBS Seller is obligated to transfer and assign the Membership Interests to Buyer at closing free and clear of all liens and encumbrances, except for the Existing Mortgage Debt if Buyer elects to assume the same.

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Closing of the transaction is scheduled to occur on November 14, 2012, subject to Buyer’s right, at Buyer’s election, to extend the closing date for two additional periods of 30 days each; provided that there can be no assurances that the acquisition will close on the terms described herein or at all. Within two business days following execution of the Purchase Agreement, Buyer is required to fund a $400,000 earnest money deposit with a third party escrow holder. If Buyer elects to extend the closing date for the initial 30 day period, Buyer is required to increase the earnest money deposit to an aggregate amount of $2.0 million. If Buyer elects to extend the closing date for an additional 30 day period, Buyer is required to increase the earnest money deposit to an aggregate amount of $4.0 million. The deposit and any interest accrued thereon will be credited to the purchase price at closing, refunded to Buyer if the Purchase Agreement is terminated pursuant to Buyer’s Financing Contingency or otherwise not as a result of Buyer’s default or paid to KBS Seller as liquidated damages if the Purchase Agreement is terminated due to Buyer’s default.

Buyer’s post-closing obligations under the Purchase Agreement, including without limitation, certain indemnity obligations, undertakings relating to the GKK Stock, undertakings to reconcile pre-closing Real Property income and expense, representations and warranties, further assurances and waivers, are guaranteed by the Company pursuant to a joinder by the Company to the Purchase Agreement; provided that, except for Buyer’s obligation to reconcile pre-closing Real Property income and expense, which shall be unlimited, the Company’s liability with respect to such guarantee, together with all amounts paid by Buyer for post-closing obligations, shall not exceed $2.5 million in the aggregate. KBS Seller’s post-closing obligations under the Purchase Agreement, including without limitation, certain indemnity obligations, undertakings to pay certain taxes, undertakings to reconcile pre-closing Real Property income and expense, representations and warranties, further assurances and waivers, are guaranteed by KBS REIT pursuant to a joinder by KBS REIT to the Purchase Agreement; provided that, except for KBS Seller’s obligations to pay certain taxes, reconcile pre-closing Real Property income and expense and warrant free and clear title to the Membership Interests, all of which shall be unlimited, KBS REIT’s liability with respect to such guarantee, together with all amounts paid by KBS Seller for post-closing obligations, shall not exceed $2.5 million in the aggregate.

The Purchase Agreement contains covenants, representations and warranties that are customary for transactions of this nature.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

BBD1 Holdings LLC Limited Liability Company Agreement

To facilitate the acquisitions under the Purchase Agreement, on August 17, 2012, GKK Member and FYF entered into that certain Limited Liability Company Agreement (the “LLC Agreement”) of Buyer. Pursuant to the terms of the LLC Agreement, each Member owns a 50% membership interest in Buyer and is obligated to fund their pro rata capital contributions required to discharge Buyer’s obligations under the Purchase Agreement and any additional capital requirements of Buyer as determined by the Members. Management powers over the business and affairs of Buyer are exercised by the Members acting jointly; provided that day-to-day management of Buyer will be delegated to GKK Member (or an affiliate of GKK Member) pursuant to an asset management agreement to be entered into by Buyer and GKK Member (or its affiliate). Buyer shall pay GKK Member (or its affiliate) an annual fee for services rendered pursuant to the asset management agreement equal to 1% of the net equity value of the Real Property. An affiliate of GKK Member also will provide certain property management services for the Property Owner pursuant to a property management agreement between such affiliate and Property Owner.

Net cash flow of Buyer (including net proceeds of capital transactions) shall be distributed to the Members pro rata, except that after each Member receives a 10% per annum return on and a 100% return of such Member’s capital contributions, the GKK Member shall be entitled to receive a 10% promoted interest on subsequent distributions of net cash flow of Buyer, subject to reduction to a 5% promoted interest in the event either (i) GKK Member (or its affiliate providing asset management services to Buyer, or the Company) is adjudicated bankrupt or insolvent or (ii) GKK Member (or its affiliate providing asset management services to Buyer or certain named representatives of such entity) is convicted of a felony involving dishonesty, commits fraud or willful misconduct or intentionally misappropriates funds that, in any such case, has a material adverse effect on Buyer.

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Neither Member may sell, assign or transfer its membership interest in Buyer during the period commencing on the date the LLC Agreement was entered into and ending 30 months thereafter. Following the expiration of the lock-up period, a Member is permitted to transfer its membership interest in Buyer, but only in conformity with the provisions set forth in the LLC Agreement. Neither Member is permitted to mortgage, pledge or hypothecate its membership interest in Buyer other than to the other Member. Notwithstanding the foregoing, a Member may collaterally assign its interest in the profits of Buyer and the proceeds of its membership interest to an affiliate and, subject to certain restrictions set forth in the LLC Agreement, to a lender.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Mezzanine Loan

On August 17, 2012, in a transaction that was structurally tied to and cross-defaulted with the Purchase Agreement, Gramercy Investment Trust, a Maryland real estate investment trust and a majority-owned subsidiary of the Company, and Garrison Commercial Funding XI LLC, a Delaware limited liability company and an affiliate of FYF, as lenders (collectively, the “Mezzanine Lender”), and Gramercy Loan Services LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, as agent for the Mezzanine Lender, entered into a Loan Agreement (the “Mezzanine Loan Agreement”) with certain subsidiaries (the “Borrowers”) of KBS REIT, in connection with a loan in the amount of approximately $39.0 million (the “Mezzanine Loan”), repayment of which is guaranteed by KBS REIT and primarily secured by (i) pledges of certain equity interests owned by the Borrowers or the sole member of the Borrowers and (ii) cash collateral of $6.0 million. In the event that KBS REIT or its affiliates, using commercially reasonable efforts, can obtain the necessary consents, KBS Seller will be obligated to pledge a security interest in the Membership Interests to the Mezzanine Lenders, upon which the security interests in the other equity interests owned by the Borrowers or the sole member of the Borrowers will be released. The proceeds of the Mezzanine Loan are being used by the Borrowers to satisfy and extinguish certain Repurchase Facilities (as defined in the Mezzanine Loan Agreement) that are secured, among other things, by pledges of the Membership Interests.

The maturity date of the Mezzanine Loan is the earlier of (i) April 1, 2013 (unless extended, in which case the stated maturity date shall be August 1, 2013) and (ii) the date on which the Membership Interests or the property owned by the Property Owner is sold or, in certain cases, refinanced. The Mezzanine Loan has a 1% origination fee and bears an interest rate of 10% per annum. The Mezzanine Loan provides for payments of monthly installments of (i) interest and (ii) principal amortization in the amount of $1.5 million per month, which monthly installments of principal amortization would increase to $2.0 million per month if the Purchase Agreement is terminated other than because of a default by Buyer.

The Mezzanine Loan Agreement contains covenants, representations and warranties that are customary for transaction of this nature. The Mezzanine Loan Agreement also provides for customary events of default, the occurrence of which could result in the acceleration of all amounts due under the Mezzanine Loan. Simultaneously with the origination of the Mezzanine Loan, the lenders entered into a Co-Lender Agreement pursuant to which both parties agreed to jointly administer the Mezzanine Loan.

The foregoing description of the Mezzanine Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Mezzanine Loan, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

First Amendment to Asset Management Services Agreement

As previously announced by the Company, on March 30, 2012, GKK Realty Advisors LLC (“Manager”), a Delaware limited liability company and a wholly-owned subsidiary of the Company, entered into an Asset Management Services Agreement (the “Existing Management Agreement”) with KBSAS pursuant to which Manager provides asset management services to KBSAS with respect to certain underlying real estate assets that were transferred to affiliates of KBSAS pursuant to the Settlement Agreement.

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On August 17, 2012, Manager and KBSAS entered into a First Amendment to Asset Management Services Agreement (the “First Amendment”) pursuant to which the parties amended certain provisions of the Existing Management Agreement (as amended, the “Amended Management Services Agreement”).

The First Amendment provides that (i) if the Company or Buyer purchases the Membership Interests, effective as of the date of such purchase, the base management fee portion of the Management Fee (as defined in the Existing Management Agreement) payable to Manager will be reduced to $9.0 million per year, payable in monthly installments, or (ii) if a third party other than the Company or Buyer purchases the Membership Interests, effective as of the date of such purchase, the base management fee portion of the Management Fee payable to Manager will be reduced to $10.0 million per year, payable in monthly installments. Unless and until, if ever, the Membership Interests are sold, there is no reduction of the base management fee portion of the Management Fee payable to Manager pursuant to the First Amendment. The Existing Management Agreement provides for a Management Fee equal to a base management fee of $12.0 million per year, payable in monthly installments, plus the reimbursement of all property related expenses paid by Manager on behalf of the KBSAS, subject to deferral of $166,667 per month at KBSAS’s option until the accrued amount equals $2.5 million or June 30, 2013, whichever is earlier. The First Amendment does not modify the reimbursements portion of the Management Fee payable to Manager, KBSAS’s right to defer payment of certain Management Fee amounts, the Threshold Value Profits Participation (as defined in the Existing Management Agreement) payable to Manager or, except as set forth above, any other monetary amounts that Manager is entitled to receive pursuant to the Existing Management Agreement.

The First Amendment also provides that the Amended Management Services Agreement may be terminated (A) by Manager, (i) without any KBSAS default thereunder, on or after June 30, 2013, upon 90 days prior written notice or (ii) on or after June 30, 2013, by five business days prior written notice in the event of a KBSAS default under Amended Management Services Agreement and (B) by KBSAS, (i) without Cause (as defined therein), with an effective termination date of March 31 or September 30 of any year upon 90 days prior written notice, but at no time prior to September 30, 2013 or (ii) on or after April 1, 2013, by five business days prior written notice for Cause.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement described in Item 1.01 hereof, subject to satisfaction or waiver of the closing conditions and in absence of Buyer’s termination of the Purchase Agreement pursuant to the terms thereof, at closing the Company will issue to KBS Seller 6.0 million shares of GKK Stock, which stock is valued by the parties at $15.0 million. Closing of the transaction is scheduled to occur on November 14, 2012, subject to Buyer’s right, at Buyer’s election, to extend the closing date, as further described in Item 1.01 hereof.

Prior to closing, the Company expects to reclassify 4.0 million authorized but unissued shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as 2.0 million shares of a new class of the Company’s common stock titled Class B-1 common stock, par value $0.001 per share (“Class B-1 Common Stock”), and 2.0 million shares of a new class of the Company’s common stock titled Class B-2 common stock, par value $0.001 per share (“Class B-2 Common Stock”). At closing, the Company expects to issue to KBS Seller 2.0 million shares of Common Stock, 2.0 million shares of Class B-1 Common Stock and 2.0 million shares of Class B-2 Common Stock. Each share of Class B-1 Common Stock and Class B-2 Common Stock will be convertible into one share of Common Stock at the option of the holder at any time on or after the date that is nine and 12 months, respectively, after the issuance of such shares to KBS Seller. Each share of Class B-1 Common Stock and Class B-2 Common Stock that has not previously been converted and remains outstanding on the date that is 15 months after the issuance of such shares to KBS Seller shall, automatically and without any action on the part of the holder thereof, convert into one share of Common Stock on such date.

In connection with the closing pursuant to the Purchase Agreement, KBS Seller and the Company will enter into a Stockholder Agreement, in the form attached to the Purchase Agreement as Exhibit G-1, with respect to such shares of GKK Stock, pursuant to which KBS Seller will agree, among other things, to (i) at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, vote or consent to all of the shares of GKK Stock held by it in accordance with the recommendation or direction of the Company’s Board of Directors, (ii) a six-month lock up of all shares of GKK Stock held by it and (iii) a standstill period of 18 months.

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The shares of GKK Stock issued pursuant to the Purchase Agreement will be issued without registration in reliance on the exemption in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder, to an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

Item 7.01. Regulation FD Disclosure.

On August 21, 2012, the Company issued a press release announcing the Purchase Agreement and the other agreements described above. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement For Sale of Membership Interests, dated August 17, 2012, by and between KBS Acquisition Sub-Owner 2, LLC and BBD1 Holdings LLC
10.1	BBD1 Holdings LLC Limited Liability Company Agreement, dated August 17, 2012, between GKK BBD1 Owner LLC and FYF Net Lease LLC
10.2	Loan Agreement, dated August 17, 2012, between KBS REIT Properties, LLC; KBS Acquisition Sub-Owner 5, LLC; KBS Acquisition Sub-Owner 6, LLC; KBS Acquisition Sub-Owner 7, LLC; KBS Acquisition Sub-Owner 8, LLC, as borrowers, Gramercy Investment Trust and Garrison Commercial Funding XI LLC, as lenders, and Gramercy Loan Services LLC, as agent for lenders
10.3	First Amendment to Asset Management Services Agreement, dated August 17, 2012, by and between KBS Acquisition Sub, LLC and GKK Realty Advisors LLC
99.1	Press Release of Gramercy Capital Corp., dated August 21, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2012

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer

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